BrightSpring Health Services, Inc. Enters into Definitive Agreement to Divest Community Living Business to Sevita; Reports Preliminary 2024 Financial Results and Provides 2025 Guidance Excluding Community Living

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Streamlined organization and Provider Services segment to optimize resource allocation

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Provider Services focus on Home Health/Hospice, Personal Care, Rehabilitation Services, and Care Management strategic priorities

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Proceeds from the sale will be used to reduce debt resulting in accelerated deleveraging while also increasing capital availability

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Divesture expected to increase Company Revenue and EBITDA Growth Rates and Cash Conversion, as well as Provider Services Revenue and EBITDA Growth Rates and Margin1

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Company reports 2024 preliminary Revenue and Adjusted EBITDA, above prior guidance issued on November 1, 2024, and initiates 2025 guidance excluding Community Living

LOUISVILLE, KENTUCKY, January 20, 2025 – BrightSpring Health Services, Inc. (“BrightSpring” or the “Company”) (NASDAQ: BTSG), a leading provider of home and community-based pharmacy and health services for complex populations, today announced it has entered into a definitive agreement to divest its Community Living business, namely ResCare Community Living, to Sevita, a leading provider of home and community-based specialty health care, for $835 million in cash consideration, subject to customary adjustments. The transaction is expected to close in 2025, pursuant to regulatory approvals and typical closing conditions.

Following the divestiture, BrightSpring’s Provider Services will be comprised of Home Health and Hospice, Personal Care, Rehabilitation Services, and Primary Care. These service lines have all continued to demonstrate leading quality measures and attractive growth, as well as opportunities to deploy capital to further advance service capabilities and expand geographic coverage. The Company expects to realize additional operational efficiencies across the BrightSpring platform after the divestiture, with a more synergistic portfolio of service offerings overall. The transaction is expected to be accretive to both Company and Provider Services Revenue growth and Adjusted EBITDA growth.

For five decades, Community Living has provided critical services for individuals with intellectual and developmental disabilities (I/DD) and behavioral conditions. “We are very proud of our mission and heritage, with specialized services that allow individuals to live a much more independent life in their communities, outside of institutions, where they receive ongoing skill-building and daily supports. We have continued to invest in quality, technology, and our people, as evidenced by years of third-party employee awards and statewide accreditations, and I would like to thank our entire Community Living team for their tireless dedication to our clients over the years,” said Jon Rousseau, Chairman, President and Chief Executive Officer of BrightSpring.

Today’s announcement provides for continuity of important intellectual and developmental disability services while BrightSpring focuses on a concentrated group of customers, patients and stakeholders in the future. The Company’s streamlined service offerings will result in increased strategic focus, operational efficiencies, a refined payer mix, and greater clinical integration and business synergy across the Provider Services and Pharmacy Solutions segments. The divestiture will also augment the Company’s expected Revenue and Adjusted EBITDA growth rates and maximize exposure to target growth markets that require BrightSpring’s needed and valuable solutions, such as home health, rehab, primary care, hospice, and specialty and home and community pharmacy. The transaction will accelerate the Company’s deleveraging path towards the long-term target of less than 3.0x.

Rousseau continued, “In Sevita, we are pleased to partner with a new owner with extensive experience in the I/DD industry, who is well-suited to continue to provide compassionate care to the community living client population. With enhanced combined processes, technology, and overall capabilities, there are opportunities to share proven and innovative approaches that should advance possibilities for all constituents in this market. I believe both organizations will significantly benefit from amplified focus on core markets.”

“Sevita and ResCare Community Living share a deep commitment to providing quality community-based health care and improving the lives of those who rely on us every day," said Philip Kaufman, CEO of Sevita. “We look forward to welcoming ResCare Community Living’s talented and experienced team to Sevita. Together, we will be positioned to support more people in need of these impactful services, deploy learnings and best practices from both organizations, and make continued investments in our homes, service delivery and technology – all with the goal of enhancing the lives of the individuals that we are privileged to serve.”

Additional Transaction Details

The Community Living business to be divested is expected to generate approximately $1.2 billion in Revenue and approximately $128 million of Adjusted EBITDA in 2024, with approximately $23 million of capital expenditures and capital leases. It includes approximately 14,000 clients receiving services from 13,500 employees (of BrightSpring’s approximately 37,000 FTEs).

BrightSpring expects the transaction to result in approximately $715 million of after-tax cash proceeds and intends to primarily utilize the net proceeds for debt paydown, which further strengthens the Company’s balance sheet and reduces interest expense.

Guggenheim Securities, LLC and Leerink Partners are serving as BrightSpring’s financial advisors in connection with the transaction, and Polsinelli, Barnes & Thornburg and Simpson Thatcher & Bartlett are serving as BrightSpring’s legal counsel. Barclays and Goldman Sachs are serving as financial advisors to Sevita, and Kirkland and Ellis is serving as legal counsel.

Preliminary Full Year 2024 Results and 2025 Guidance

Based on our preliminary review of fourth quarter results, the Company expects to report full year 2024 financial results above the guidance it previously provided in its press release dated November 1, 2024, as follows:

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Net Revenue of $11,200 million to $11,300 million, or 26.9% to 28.0% growth over full year 2023

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Pharmacy Segment Revenue of $8,700 million to $8,750 million, or 33.4% to 34.2% growth over full year 2023
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Provider Segment Revenue of $2,500 million to $2,550 million, or 8.5% to 10.7% growth over full year 2023; Community Living Revenue in 2024 is expected to be $1.2 billion
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Adjusted EBITDA2 of approximately $588 million or 15.8% growth over full year 2023, excluding the impact from a certain Quality Incentive Payment in 2023; Community Living Adjusted EBITDA in 2024 is expected to be approximately $128 million

These preliminary full year 2024 results are unaudited and subject to the finalization of the Company’s regular financial and accounting procedures.

For the full year 2025, BrightSpring is initiating guidance, which excludes the Community Living business and the effects of any future closed acquisitions. All growth rates are calculated based off the midpoint of 2024 guidance, excluding the Community Living business.

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Net Revenue of $11,500 million to $12,000 million, or 14.4% to 19.3% growth over full year 2024
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Pharmacy Segment Revenue of $10,050 million to $10,500 million, or 15.2% to 20.3% growth over full year 2024
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Provider Segment Revenue of $1,450 million to $1,500 million, or 8.9% to 12.7% growth over full year 2024
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Adjusted EBITDA2 of $540 million to $555 million, or 17.4% to 20.7% growth over full year 2024 (of approximately $460 million of expected 2024 Company Adjusted EBITDA excluding Community Living)

1 2025 Total Company expected Revenue and Adjusted EBITDA growth excludes the Community Living business.

2 A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDA to GAAP net loss cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Webcast and Conference Call Details

BrightSpring will host a conference call January 21, 2025, at 8:00 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online.

A live and archived webcast of the event will be available on the “Events & Presentations” section of the BrightSpring website at https://ir.brightspringhealth.com/. The Company has posted supplemental information on the divestiture that it will reference during the conference call. The supplemental information can be found under the “Events & Presentations” on the Company’s investor relations page.

About BrightSpring Health Services

BrightSpring Health Services provides complementary and integrated home- and community-based pharmacy and health solutions for complex populations in need of specialized and/or chronic care. Through the company’s service lines, including pharmacy, home health care and primary care, and rehabilitation and behavioral health, we provide comprehensive care and clinical solutions in all 50 states to over 400,000 customers, clients and patients daily. BrightSpring’s services have demonstrated industry-leading quality metrics across its services lines while improving the quality of life and health for high-need individuals and reducing overall costs to the healthcare system.

About Sevita

For more than 50 years, Sevita has provided people with innovative, quality services and individualized support that lead to growth and independence, regardless of the challenges they face. Sevita today serves 50,000 individuals in 40 states, with a commitment to continuous quality improvement and a focus on enhancing outcomes. This includes providing home and community-based care for adults and children with intellectual and developmental disabilities, individuals with complex care needs, people recovering from brain injury, children in foster care, adults and children with autism, and other individuals who may require care across a lifetime.

Forward Looking Statements

The statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on BrightSpring’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. These expectations, beliefs, and projections are expressed in good faith and BrightSpring believes there is a reasonable basis for them. However, there can be no assurance that these expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond BrightSpring’s control. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in BrightSpring’s filings with the Securities and Exchange Commission (the “SEC”) under caption “Risk Factors,” including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent other filings BrightSpring makes with the SEC from time to time. Any forward-looking statement in this press release speaks only as of the date of this release. BrightSpring undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Investor Relations:

David Deuchler, CFA

Gilmartin Group LLC

ir@brightspringhealth.com

Media Contact:
Leigh White
leigh.white@brightspringhealth.com
502.630.7412